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As filed with the Securities and Exchange Commission on January 30, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

H&E EQUIPMENT SERVICES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	7350 (Primary Standard Industrial Classification Code Number)	20-3507540 (I.R.S. Employer Identification Number)
11100 Mead Road, Suite 200 Baton Rouge, Louisiana 70816 (225) 298-5200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

JOHN M. ENGQUIST
PRESIDENT AND CHIEF EXECUTIVE OFFICER
11100 MEAD ROAD, SUITE 200
BATON ROUGE, LOUISIANA 70816
(225) 298-5200
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:
BONNIE A. BARSAMIAN, ESQ. DECHERT LLP 30 ROCKEFELLER PLAZA, 23RD FLOOR NEW YORK, NEW YORK 10112 (212) 698-3500	KIRK A. DAVENPORT II, ESQ. DENNIS LAMONT, ESQ. LATHAM & WATKINS LLP 885 THIRD AVENUE, SUITE 1000 NEW YORK, NEW YORK 10022 (212) 906-1200

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-128996

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock, $0.01 par value	$12,578,125	$1,350

(1)
Includes shares the underwriters have the option to purchase to cover over-allotments, if any.

(2)
Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

(3)
The registrant previously registered shares having a proposed maximum aggregate offering price of $213,828,125 on its Registration Statement on Form S-1, as amended (File No. 333-128996), for which an aggregate filing fee of $25,050 was paid.

        THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form S-1 is being filed to increase the maximum aggregate offering price of common stock, par value $0.01 per share, of the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-128996), initially filed by the Registrant on October 14, 2005 and declared effective by the Securities and Exchange Commission (the "Commission") on January 30, 2006. The opinion of counsel regarding the legality of the securities being registered and a related consent and accountant's consents are filed herewith. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-128996), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

        The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business as of January 31, 2006), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than January 31, 2006.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

        All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (Registration No. 333-128996) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith:

Exhibit Number	Document
5.1	Opinion of Dechert LLP.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Perry-Smith LLP.
23.4	Consent of Dechert LLP (included in Exhibit 5.1).
24a	Power of Attorney (incorporated by reference to Exhibit 24 to Registration Statement on Form S-1 of Registrant (File No. 333-128996), filed October 14, 2005).
24b	Power of Attorney (incorporated by reference to Exhibit 24b to Registration Statement on Form S-1 of Registrant (File No. 333-128996), filed November 23, 2005).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on January 30, 2006.

H&E EQUIPMENT SERVICES, INC.
By:	/s/ JOHN M. ENGQUIST John M. Engquist, President and Chief Executive Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons on behalf of H&E Equipment Services, Inc. and in the capacities and on the dates indicated:

Signature	Title	Date

* Gary W. Bagley	Chairman of the Board of Directors and Director	January 30, 2006
/s/ JOHN M. ENGQUIST John M. Engquist	President, Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2006
/s/ LESLIE S. MAGEE Leslie S. Magee	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 30, 2006
* Keith E. Alessi	Director	January 30, 2006
* Bruce C. Bruckmann	Director	January 30, 2006
* Lawrence C. Karlson	Director	January 30, 2006
* John T. Sawyer	Director	January 30, 2006
*By:	/s/ JOHN M. ENGQUIST Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Document
5.1	Opinion of Dechert LLP.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Perry-Smith LLP.
23.4	Consent of Dechert LLP (included in Exhibit 5.1).
24a	Power of Attorney (incorporated by reference to Exhibit 24 to Registration Statement on Form S-1 of Registrant (File No. 333-128996), filed October 14, 2005).
24b	Power of Attorney (incorporated by reference to Exhibit 24b to Registration Statement on Form S-1 of Registrant (File No. 333-128996), filed November 23, 2005).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
CERTIFICATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX